                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

File by the Registrant [XX]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement  [ ] Confidential, for use of the Commission
[XX]    Definitive Proxy Statement       only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CALAIS RESOURCES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             CALAIS RESOURCES, INC.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

[XX]     No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         O-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:(1)

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                             CALAIS RESOURCES, INC.
                      8400 E. CRESCENT PARKWAY, SUITE 675
                          GREENWOOD VILLAGE, CO 80111

                             ---------------------

                                                               November 13, 2003

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders on Thursday, December 18, 2003, at 2:00 a.m./p.m. at the Coast Hotel located at 2020 Sumas Way, Abbotsford, British Columbia. At the meeting you will be asked to consider a proposal for the election of three directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified and a proposal to ratify and confirm the appointment of KPMG, LLP, the company's independent auditors. The Board of Directors recommends that all shareholders vote for each of the persons nominated by the Board and for the proposal to ratify the appointment of KPMG, LLP. YOUR SUPPORT OF THESE PROPOSALS IS VERY IMPORTANT TO THE FUTURE SUCCESS OF YOUR COMPANY.

     Whether or not you plan to attend the Annual Meeting, PLEASE MARK, SIGN, DATE, AND RETURN your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you give in your proxy card whether or not you attend the Annual Meeting. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. PLEASE SEND IN YOUR PROXY CARD.

                                          Sincerely yours,

                                          THOMAS S. HENDRICKS
                                          President

                             CALAIS RESOURCES, INC.
                      8400 E. CRESCENT PARKWAY, SUITE 675
                          GREENWOOD VILLAGE, CO 80111

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 18, 2003

                             ---------------------

                                                               November 14, 2003

To the Shareholders of Calais Resources, Inc.:

     The Annual Meeting of Shareholders of CALAIS RESOURCES, INC., a corporation formed under the laws of British Columbia, Canada ("We" or "Calais") will be held at the Coast Hotel located at 2020 Sumas Way, Abbotsford, British Columbia, on December 18, 2003 at 2:00 pm Pacific time, to consider and take action on:

          1. The election of three directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

          2. A proposal to ratify and confirm the appointment of KPMG, LLP as our independent auditors.

          3. Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

     The discussion of the proposal set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement. Only holders of record of Common Stock at the close of business on November 13, 2003, will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

     Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

                                          By Order of the Board of Directors:

                                          THOMAS S. HENDRICKS
                                          President

   PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             YOUR VOTE IS IMPORTANT

                             CALAIS RESOURCES, INC.
                      8400 E. CRESCENT PARKWAY, SUITE 675
                          GREENWOOD VILLAGE, CO 80111

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 18, 2003

                             ---------------------

                                                               November 14, 2003

     We are furnishing this Proxy Statement to shareholders of CALAIS RESOURCES, INC. ("We" or "Calais") in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual General Meeting of Shareholders (the "Annual Meeting") and at any adjournments or postponements thereof. We will hold the Annual Meeting at 1:00 p.m. Pacific time, at the Coast Hotel located at 2020 Sumas Way, Abbotsford, British Columbia, on December 18, 2003. We will first mail this Proxy Statement to shareholders on or before November 17, 2003.

                               VOTING SECURITIES

     Holders of record of our Common Stock (the "Common Stock") at the close of business on November 13, 2003 (the "Record Date") will be entitled to vote on all matters. On the Record Date, Calais had 19,627,703 shares of Common Stock outstanding. The holders of shares of our Common Stock are entitled to one vote per share. Our voting securities include only our outstanding Common Stock.

     A majority of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. As described in more detail below, if there is a quorum present the three nominees for the Board of Directors receiving the greatest number of affirmative votes will be elected as directors (proposal 1); and if a majority of the shares vote in favor of proposal 2 it will be approved. Cumulative voting is not authorized.

     We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Certain of our officers, directors and regular employees may solicit proxies personally or by telephone or facsimile. We will not pay any officer, director, or employee additional compensation for doing so. We do not intend to retain a professional solicitor to assist in the solicitation of proxies.

     We may, in our discretion, seek an adjournment of the meeting to a specific time and place if a quorum is not present.

                           APPOINTMENT OF PROXYHOLDER

     A shareholder unable to attend the Meeting may appoint a proxyholder to vote his or her shares at the Meeting by completing the form of proxy provided with this proxy statement. The persons named as proxyholder on the accompanying proxy have been provided by management for selection by the shareholder. A shareholder desiring to appoint some other person may do so by inserting the name in the space provided. If no choice of proxyholder is made then the first named proxyholder will exercise the proxy with automatic substitution of the succeeding named proxyholder if such first named is not able to attend the Meeting. A person appointed as proxyholder need not be a shareholder of the Company. All completed proxy forms must be deposited at CIBC Mellon Trust Company, 1600-1066 West Hastings Street, P.O. Box 1900, Vancouver, British Columbia, V6C 3K9 not less than forty-eight (48) hours before the time of the Meeting.

                     EXERCISE OF DISCRETION BY PROXYHOLDER

     The proxyholder in the enclosed form of proxy will vote the shares in respect of which they are so appointed in accordance with the direction of the shareholders appointing them. In the absence of any such direction such shares will be voted in favor of the matters described on the proxy.

     If you give us a proxy, you may revoke the proxy at any time before it is voted. You may do so:

     - by giving notice to our corporate Secretary of your revocation; or

     - by filing another proxy with our corporate Secretary; or

     - by attending the Annual Meeting and voting in person.

     The enclosed form of proxy confers discretionary authority upon the proxyholder with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the Meeting unless revoked by the shareholder as provided in the form of proxy. At the time of printing this proxy statement, management knows of no such amendments, variations, or other matters which are to be presented for action at the Meeting, other than the matters referred to in the Notice of Meeting.

     Under Canadian requirements, matters which may properly come before the Meeting shall be any matter not effecting a change in the articles or memorandum of the Company or not disposing of all or substantially all of the assets of the Company. The requirements of SEC Rule 14a-4(c) would prohibit shareholder consideration of any matters not presented in the proxy statement except administrative and procedural matters relating to the conduct of the meeting except as specifically permitted by that rule.

                           ADVANCE NOTICE OF MEETING

     An advance Notice of Meeting was published in a Vancouver newspaper on September 22, 2003 as required by the British Columbia Companies Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Board of Directors and officers of the Company are soliciting proxies by issuance of the within circular. Those persons, their present offices, and their shares beneficially owned in the Company, directly or indirectly, are as set forth in the following table. The following table also sets forth information regarding the ownership of our Common Stock as of the Record Date by: (i) each director or nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Calais as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock based on the total of 19,627,703 shares outstanding as of the record date.

                                                       BENEFICIAL OWNERSHIP
BENEFICIAL OWNER                                         NUMBER OF SHARES     PERCENT OF TOTAL
----------------                                       --------------------   ----------------
Marlowe Harvey(1)....................................       5,192,488               22.6%
Thomas S. Hendricks(2)...............................       1,693,864                8.3%
Art Daher(3).........................................         376,750                1.9%
Robert Akright(4)....................................         181,400                0.9%
Matt Witt(5).........................................       2,600,000               12.6%
Melvin Martin(6).....................................       1,471,422                7.2%
Thomas Patton(7).....................................         100,000                0.5%

                                                       BENEFICIAL OWNERSHIP
BENEFICIAL OWNER                                         NUMBER OF SHARES     PERCENT OF TOTAL
----------------                                       --------------------   ----------------
All executive officers and directors as a group (7
  persons).
  The address for all of the above directors and
  executives officers is:
  8400 E Crescent Parkway #675
  Greenwood Village CO 80111.........................      10,718,970               42.7%
Stephen A. Benaske(8)
  1625 Larimer Street, Suite 2407
  Denver, CO 80202...................................       5,415,455               27.6%

---------------

(1) Mr. Harvey owns options to acquire 82,500 shares of Calais common stock, exercisable through November 15, 2004 at Cdn$1.26 per share. Mr. Harvey's beneficial ownership includes 1,766,000 shares of our common stock as well as convertible debentures (as follows), each of which are convertible into common stock at the conversion price of Cdn$1.23 through May 11, 2011:

NAME OF HOLDER (RELATIONSHIP TO MR. HARVEY)              AMOUNT (CDN$)   UNDERLYING SHARES
-------------------------------------------              -------------   -----------------
Judy Harvey (wife).....................................   $3,149,955         2,560,939
Argus Resources, Inc. .................................   $  215,422           175,140
Aardvark Agencies, Inc. ...............................   $  747,728           607,909

    Except as disclosed in the preceding table, no other member of Mr. Harvey's family owns any shares or rights to acquire shares. Of the debentures owned by Mrs. Harvey, she is holding Cdn$1,103,214 for Melvin Martin and disclaims any interest in debentures in that amount and the underlying shares.

(2) Mr. Hendricks' beneficial ownership includes 893,864 shares of stock and a convertible debenture in the total amount of Cdn$984,000 which is convertible into common stock at Cdn$1.23 per share through May 11, 2011. No other member of Mr. Hendricks' family owns any shares or rights to acquire shares.

(3) Mr. Daher's ownership includes options to acquire 50,000 shares exercisable at Cdn$.45 per share through August 11, 2005. No other member of Mr. Daher's family owns any shares or rights to acquire shares.

(4) Mr. Akright's beneficial ownership includes 81,400 shares of stock and options to acquire 100,000 shares of Calais common stock, exercisable at Cdn$.45 per share through August 1, 2008.

(5) Mr. Witt's beneficial ownership includes 1,600,000 shares of stock and options to acquire 1,000,000 shares (of which 500,000 are exercisable at US$3.00 and the remaining are exercisable at US$5.00 per share through August 11, 2013) which the board of directors granted to him in connection with his employment as our chief financial officer (subject to compliance with the Canadian regulatory requirements). No other member of Mr. Witt's family owns any shares or rights to acquire shares.

(6) Mr. Martin's beneficial ownership includes 896,922 shares of stock owned with his wife and ownership of convertible debentures in the total amount of Cdn$1,103,214 which is held in the name of Mrs. Harvey, and which is convertible into common stock at Cdn$1.23 per share through May 11, 2011. No other member of Mr. Martin's family owns any shares or rights to acquire shares. Mr. Martin disclaims any affiliation with Mr. or Mrs. Harvey and with the entities they control.

(7) Mr. Patton's beneficial ownership consists entirely of options to acquire 100,000 shares at an exercise price of Cdn$0.45 per share through August 11, 2005.

(8) Mr. Benaske's beneficial ownership includes 1,500,000 shares which he owns, but which he has committed to sell for the benefit of and on behalf of Calais to repay the US$4,500,000 debt that Calais owes to certain accredited investors (including Mr. Angelo) who loaned us money in August 2003. Mr. Angelo may only sell the shares if a registration statement permitting the sale of those shares is effective or if there is an exemption for the transaction available, and if our common stock is trading at an average price of US$3.00 per share over an average of five business days.

     We know of no arrangement, the operation of which may, at a subsequent date, result in change in control of Calais.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The following persons are nominated as directors of Calais for a term of one year and until the election and qualification of their successors:

Thomas S. Hendricks  Art Daher  Melvin Martin

     These persons will constitute the entire Board of Directors. The person named in the proxy intends to vote for those nominees, each of whom has been recommended for election by the Board of Directors of Calais, unless a shareholder withholds authority to vote for any or all of the nominees. The three nominees receiving the greatest number of affirmative votes will be elected as directors. If any nominee is unable to serve or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and ages of all the Directors and Executive Officers of Calais, and the positions held by each such person as of the Record Date. The directors each serve until their successors are duly elected and qualified; officers are appointed by, and serve at the pleasure of, the Board of Directors.

     Interim vacancies on the Board of Directors are filled by the remaining directors and the persons filling those vacancies hold office until the next Annual General Meeting at which time they may be re-elected or replaced. Our senior management (executive officers) are appointed by the Board of Directors and hold office indefinitely at the pleasure of the Board of Directors.

                                                                            DATE FIRST ELECTED
NAME                                        AGE       POSITIONS HELD           OR APPOINTED
----                                        ---   -----------------------   ------------------
Thomas S. Hendricks.......................  54    Director, president,             1998
                                                  chief executive officer
Art Daher.................................  71    Director, Secretary              1995
Robert Akright............................  79    Vice President                   1998
Matt Witt.................................  35    Chief Financial Officer          2003
Melvin Martin.............................  63    Director                         1992

     No director or executive officer has been the subject of any order, judgment, or decree of any governmental agency or administrator or of any court or competent jurisdiction, revoking or suspending for cause any license, permit or other authority of such person or of any corporation of which he is director or executive officer, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice, or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business or of theft or of any felony.

     While some of our directors and executive officers are involved in other business ventures and do not spend full time on our business and affairs, we believe that each devotes as much time to our business and affairs as are required to satisfactorily carry out their duty.

     There are no family relationships between any two or more directors and executive officers. There are no arrangements or understandings between any two or more directors and executive officers pursuant to which he was selected as a director or executive officer except that Matt Witt became chief financial officer following and as a result of the August 2003 investment by six accredited investors.

     Marlowe Harvey was president of Calais Resources from 1992 until 2000; he was a director and chairman of the board of Calais Resources until his resignation on November 11, 2003. Mr. Harvey did not fulfill any of these positions on a full time basis, and for more than the past five years has primarily been involved in managing his own real estate investments in the United States and Canada from Mr. Harvey's offices in Chilliwick British

Columbia. Mr. Harvey is not an officer or a director of any other company whose shares are registered under the Securities Exchange Act of 1934, as amended.

     Thomas S. Hendricks has been one of our directors since we acquired the assets of Hendricks Mining Company ("HMC") in 1998, a company that Mr. Hendricks formed and operated in 1976 for the purpose of acquiring and operating the Cross Mine and neighboring properties. Mr. Hendricks has been engaged in exploring, developing, and limited mining operations at the Cross Mine and neighboring properties (now referred to as the "Caribou properties") on a full time basis since 1975. Mr. Hendricks is not an officer or a director of any other company whose shares are registered under the Securities Exchange Act of 1934, as amended.

     Art Daher has been secretary and a director of Calais Resources since 1992. Mr. Daher is retired and has been managing his own real estate investments for more than the past five years. Mr. Daher has worked with Mr. Harvey in the management of Mr. Harvey's investments as well, from Mr. Daher's offices in Chilliwick British Columbia. Mr. Daher is not an officer or a director of any other company whose shares are registered under the Securities Exchange Act of 1934, as amended.

     Robert Akright has been a geologist for several companies in the mineral industry for his entire professional life. He has worked with Calais Resources since 1998. Mr. Akright has been working as a self-employed consulting geologist for more than the past five years from his office in Littleton, Colorado. Mr. Akright is not an officer or a director of any other company whose shares are registered under the Securities Exchange Act of 1934, as amended.

     Matthew C. Witt joined Calais Resources as its chief financial officer in August 2003. Before joining Calais, Mr. Witt was a vice president of operations for two privately-held mortgage bankers specializing in commercial and residential mortgages. These were Broadway Mortgage (from April 2003 until joining Calais in August 2003) and Professional Mortgage Alliance (mid-2000 until April 2003). From 1996 through mid 2000, Mr. Witt was an account executive at Cendant Mortgage. Mr. Witt is not an officer or a director of any other company whose shares are registered under the Securities Exchange Act of 1934, as amended.

     Melvin Martin has been a member of Calais Resources' board of directors since 1992. Mr. Martin is currently retired. Mr. Martin retired in 1998 as a school teacher in Vancouver, British Columbia, a position he held for thirty years. Mr. Martin is not an officer or a director of any other company whose shares are registered under the Securities Exchange Act of 1934, as amended.

SIGNIFICANT EMPLOYEES AND FAMILY RELATIONSHIPS

     There are no significant employees who are not also directors or executive officers. There were and are no family relationships among the officers, directors or any person chosen by Calais to become a director or officer. No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position. None of our directors is also a director of another company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, or which is subject to the reporting requirements of Section 15(d) of that act.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Based on information submitted by the directors and executive officers, none of the directors or executive officers is involved in, or has been involved in, legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

MEETINGS OF THE BOARD AND COMMITTEES

     Board of Directors: The Board of Directors held one formal meetings during the year ended May 31, 2003, and two meetings subsequently through the Record Date. Each director attended all of the formal meetings either in person or by telephone. In addition, regular communications were maintained throughout the year among all of the officers and directors of Calais. Calais does not have a standing audit, compensation or nomination committee.

     Audit Committee: Calais does not have a standing audit committee and as such as not yet designated its audit committee financial expert.

CODE OF ETHICS

     Although the effective date for this disclosure is for fiscal years ending after July 15, 2003, we have elected to make this disclosure herein. We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to consider adopting a code of ethics within our fiscal year 2004.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Calais' directors, executive officers and persons who own more than ten percent of a registered class of Calais' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Calais. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Calais with copies of all Section 16(a) forms they file.

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Calais. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based upon a review of the copies of such reports furnished to us and based upon written representations that no other reports were required, all Section 16(a) filing requirements applicable to Calais' officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2003 except for those listed below. To our knowledge, none of the named persons below have completed transactions subsequent to September 1, 2003 and, therefore, we do not believe that any additional reports are due.

     - Mr. Hendricks filed a Form 3 on September 25, 2003, which was due on September 3, 2003. As such, he filed one report late.

     - Mr. Witt filed a Form 3 on September 26, 2003, which was due on September 3, 2003. As such, he filed one report late.

     - Mr. Harvey's Form 3 was due on September 3, 2003 and has not yet been filed. In addition, we have received information that Mr. Harvey has sold shares on September 3, 4, 8, 9, and 15 (45,700 shares in September), and October 6 and 14 (21,700 shares), and November 6 (58,000 shares). Mr. Harvey has not reported any of these transactions on Form 4 and, therefore, eight Form 4s have not been filed. Mr. Harvey or persons affiliated with him may have sold additional shares of our common stock without the knowledge of Calais for which he has not filed a Form 4.

     - Mr. Daher's Form 3 was due on September 3, 2003 and has not yet been filed. Mr. Daher sold some shares of our common stock in October 2003 for which he has not filed a Form 4.

     - Mr. Akright's Form 3 was due on September 3, 2003. Furthermore he sold some shares of our common stock in September and October 2003. He filed three reports late.

     - Mr. Martin's Form 3 was due on September 3, 2003 and has not yet been filed.

     - Mr. Patton's Form 3 was due on September 3, 2003 and has not yet been filed.

     - Mr. Benaske filed a Form 3 on September 29, 2003, which was due on September 3, 2003. As such, he filed one report late.

     In addition, certain persons were required to file a Schedule 13D, when Calais began filing 1934 Act reports in approximately March 1998 or upon becoming a beneficial owner of greater than 5% of the outstanding stock.

Mr. Harvey and Mr. Martin are the only persons known to us who have been obligated to, but who has failed to, file a Schedule 13D as of the date of this report.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation awarded, paid to, or earned by the chief executive officer and the other principal officers of Calais for the three years ended May 31, 2001, 2002 and 2003. No other executive officer earned salary and bonus compensation exceeding $100,000 during any of those years. This includes all compensation (in Cdn$) paid to each by Calais and any subsidiary.

                                                                              LONG-TERM
                                         ANNUAL COMPENSATION             COMPENSATION AWARDS
                                  ----------------------------------   -----------------------
                                                                         AWARDS                  PAYOUT
                                                                       ----------   SECURITIES   ------
                                                                          ($)       UNDERLYING
                                  FISCAL    ($)      ($)      ($)      RESTRICTED   OPTIONS &              ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY   BONUS   OTHER(A)     AWARDS      SARS (#)     LTIP    COMPENSATION
---------------------------       ------   ------   -----   --------   ----------   ----------   ------   ------------
Thomas S. Hendricks,............   2001      0        0        0           0            0          0           0
  President and CEO                2002      0        0        0           0            0          0           0
                                   2003      0        0        0           0            0          0           0

     We did not pay any salary to Mr. Hendricks for the 2001, 2002 or 2003 fiscal years because we did not have the cash to do so. We accrued his salary at the rate of US$50,000 per year for 42 months until we were able to pay him the past due salary in August 2003 -- when Mr. Hendricks received a payment of US$163,690.

     For the current fiscal year (ending May 31, 2004), we plan to pay salaries to our president (US$150,000 per year), chief financial officer (US$130,000 per year), and chairman (US$10,000) together with discretionary bonuses and other compensation as the board of directors may determine. We also plan to discuss employment agreements, benefits, and other forms of compensation for these individuals in addition to the two year employment agreement with our chief financial officer which provides for his salary as stated above.

     We do not have written plans to pay bonuses or deferred compensation to our employees except those expressly stated in the following sections. We have not adopted medical, dental, and life insurance plans for our employees and their dependents.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

  STOCK OPTIONS AND OPTION PLANS

     We have no plans to grant options to executive officers, employees, or consultants. We are authorized to grant options to purchase shares of our common stock to our directors, executive officers, and employees on terms and conditions acceptable to the regulatory authorities in Canada, notably the Canadian Venture Exchange and the British Columbia Securities Commission. We have no formal written stock option plan. Under the applicable rules, we may grant stock options for up to 10% of the number of issued and outstanding common shares provided that stock options in favor of any one individual may not exceed 5% of the issued and outstanding common shares. No stock option granted under the stock option program is transferable by the optionee other than by will or the laws of descent/distribution and each stock option is exercisable during the lifetime of the optionee only by such optionee. Furthermore, the exercise price of all stock options granted under the stock option program must be at least equal to the fair market value (subject to regulated discounts) of such common shares on the date of grant, and the maximum term of each stock option may not exceed five years.

     The exercise prices for stock options are determined in accordance with OTC Bulletin Board ("OTCBB") guidelines and reflect the average closing price of our common shares for the ten trading days on the OTCBB immediately preceding the day on which the directors grant and publicly announce the stock options (subject to a regulatory-acceptable discount), but no less than Cdn$0.45 exercise price per share.

  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     We granted stock options to the executive officers named in the compensation table (above) during the fiscal year ended May 31, 2003. We did not grant any stock appreciation rights to any person during fiscal year 2003 or subsequently.

NAME                                     NUMBER OF OPTIONS   EXERCISE PRICE        TERM
----                                     -----------------   --------------   ---------------
Fiscal 2002 grants
none
Fiscal 2003 grants
Marlowe Harvey.........................        82,500           US$ 1.26      November, 2004
Subsequent grants
Matt Witt..............................       500,000*          US$ 3.00      August 11, 2013
                                              500,000*          US$ 5.00      August 11, 2013
Robert Akright.........................       100,000           Cdn$0.45      August 1, 2008

---------------

* Mr. Witt's grant was in connection with his employment at Calais as our chief financial officer (in August 2003). This grant has not yet been approved by the Canadian regulatory authorities, and is subject to such approval.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  FISCAL YEAR END VALUES

     The following table sets forth the value of unexercised options at May 31, 2003.

                                                                              NUMBER OF
                                                                             UNEXERCISED        VALUE OF
                                                                             SECURITIES        UNEXERCISED
                                                                             UNDERLYING       IN-THE-MONEY
                                                                           OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                            5/31/2003(#)     5/31/2003($)(A)
                                  SHARES ACQUIRED                           EXERCISABLE/      EXERCISABLE/
NAME                              ON EXERCISE(#)    VALUE REALIZED($)(A)    UNEXERCISABLE     UNEXERCISABLE
----                              ---------------   --------------------   ---------------   ---------------
Marlowe Harvey..................         0                   $0                      0/0       $     0/$0
Thomas S. Hendricks.............         0                   $0                100,000/0(b)    $45,000/$0
Art Daher.......................         0                   $0                100,000/0(c)    $45,000/$0
Robert Akright..................         0                   $0                100,000/0(d)    $45,000/$0
Mel Martin......................         0                   $0                        0       $        0
Thomas Patton...................         0                   $0                100,000/0(e)    $45,000/$0
Persons who are neither officers
  nor directors but who are
  providing services to us......         0                   $0                      0/0              0/0

---------------

(a) "Value realized" is equal to the market price less the exercise price times the number of shares acquired. At May 31, 2003, the market price for our common stock was US$0.35 per share (Cdn$0.48).

(b) Mr. Hendricks exercised these options on August 29, 2003 at Cdn$0.45 per share.

(c) Mr. Daher's exercised one-half (50,000) of these options on October 24, 2003, at Cdn$0.45. The remaining 50,000 options (also with an exercise price of Cdn$.45 per share expire on August 11, 2005.

(d) Mr. Akright's options described in this table expired on October 26, 2003. Effective August 2003, the Board granted new options to Mr. Akright to purchase 100,000 shares which are exercisable at US$0.32 per share and which expire on August 1, 2008.

(e) Mr. Patton's options are exercisable at Cdn$0.45 per share and expire on August 11, 2005.

  SUBSEQUENT EXERCISES

     No officer exercised employee stock options during the fiscal years ended May 31, 2002 or 2003. Thomas S. Hendricks exercised an option as follows after the fiscal year end:

                                                                               NUMBER OF
                                                                              UNEXERCISED        VALUE OF
                                                                              SECURITIES        UNEXERCISED
                                                                              UNDERLYING       IN-THE-MONEY
                                                                            OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                              10/31/2003        10/31/2003
                                SHARES ACQUIRED                             ($)EXERCISABLE/   ($)EXERCISABLE/
NAME                             ON EXERCISE(#)     VALUE REALIZED ($)(A)    UNEXERCISABLE     UNEXERCISABLE
----                           ------------------   ---------------------   ---------------   ---------------
Thomas S. Hendricks..........        100,000(b)          US$168,000                 0/0                 0/0
Art Daher....................         50,000(c)          US$ 54,000            50,000/0         US$59,000/0

---------------

(a) "Value realized" is equal to the market price less the exercise price times the number of shares acquired. The market price at October 31, 2003 is US$1.50 per share.

(b) Mr. Hendricks exercised these options on August 29, 2003, for an exercise price of US$.32 per share when the market price reported by the OTCBB was US$2.00 per share. The exercise price for these options was Cdn$.45 per share (as reported in our 2002 Form 20-F).

(c) Mr. Daher exercised these options on October 24, 2003 for an exercise price of US$.32 per share when the market price reported by the OTCBB was US$1.40 per share

LONG TERM INCENTIVE COMPENSATION PLANS, AND DEFINED BENEFIT AND ACTUARIAL PLANS

     Calais has no long term incentive compensation plans, defined benefit plans, or actuarial plans.

COMPENSATION OF DIRECTORS

     We have no formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated below no director received any compensation for his services as a director, including committee participation and/or special assignments.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
AGREEMENTS

     We have a two-year employment agreement with Matt Witt, our chief financial officer. This employment agreement is through August 2005 and provides for compensation to Mr. Witt of US$130,000 annually.

     We have no arrangements that may result in a change of control of Calais except to the extent that certain accredited investors have a security interest in our Caribou properties and, if we fail to comply with the terms of the US$4,500,000 loan agreement, they may foreclose on the properties to Calais' detriment.

REPORT ON REPRICING OF OPTIONS/SARS

     We did not reprice any options or stock appreciation rights during the fiscal year ended May 31, 2003, or subsequently.

  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     We have no equity compensation plans and, therefore, the response to this provision is negative.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of the Directors or senior officers of the Company, nor any proposed nominee for election as a Director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, in any transactions since the commencement of the Company's last completed financial year, or in any proposed transaction which, in either case, has or will materially affect the Company, except as disclosed herein. We provide the following information regarding transactions among officers, directors and significant shareholders of Calais during the most recent two fiscal years and during the subsequent fiscal year.

     The following are the only transactions since June 1, 2001, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more that 10% of the outstanding common shares, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or indirect interest. Our board of directors believes the transactions referenced below were on terms at least as favorable to us as we could have obtained from unaffiliated parties.

  Resignation of Marlowe Harvey

     On November 11, 2003, Mr. Harvey resigned as an officer and director of Calais, demanding a return of the Cdn$984,000 debenture Mrs. Harvey assigned to Mr. Hendricks and also advising Calais that he intends to enter into an agreement to vend the Nevada properties, or a portion thereof, to third parties. Calais intends to assert its rights as appropriate.

  Purchases of Common Shares by Officers/Directors

     During fiscal 2003 and subsequently, we issued 111,667 common shares and 150,000 common shares (respectively) for services provided or to settle debts valued at Cdn$61,733 and Cdn$67,500 (respectively) to directors or to companies controlled by our directors. During fiscal 2002, we issued 441,000 common shares for services provided or to settle debts valued at $132,300 to directors or to companies controlled by our directors. The following chart describes these transactions in greater detail:

                              SUBSEQUENT TO FISCAL 2003          FISCAL 2003                FISCAL 2002
                              --------------------------   ------------------------   ------------------------
                              # OF SHARES    CDN$ VALUE    # OF SHARES   CDN$ VALUE   # OF SHARES   CDN$ VALUE
                              ------------   -----------   -----------   ----------   -----------   ----------
Marlowe Harvey(a)...........         --             --           --            --       166,000       49,800
Thomas S. Hendricks(b)......    100,000        $45,000       91,667       $40,333       100,000       30,000
Art Daher(b)................     50,000        $22,500       20,000       $21,400        75,000       22,500
Robert Akright..............         --             --           --            --       100,000      $30,000
Thomas Patton...............         --             --           --            --            --           --
Melvin Martin...............         --             --           --            --            --           --

---------------

(a)  issued to Judy Harvey, Marlowe's wife.

(b) Exercise of options for Cdn$0.45 per share in September (Mr. Hendricks) and October (Mr. Daher) 2003.

  Convertible Debentures

     In July 2000, we issued convertible debentures to Judy Harvey, Argus Resources, and Aardvark Agencies in the total amount of Cdn$5,442,018. We reissued those convertible debentures in May 2001, and it is the May 2001 debentures that are currently outstanding. Judy Harvey is Marlowe Harvey's wife; Mr. Harvey controls both Argus Resources and Aardvark Agencies. The debentures are all non-interest bearing and are due May 11, 2011. The debentures were convertible into common shares at Cdn$1.23 per share. The following chart sets forth the beneficial owners of the convertible debentures and the number of shares underlying such debentures as of May 31, 2003. To our knowledge, there have been no further transfers of any debentures during the fiscal year ended May 31, 2003 or subsequently. No person has converted any of the debentures into common stock. During fiscal 2002, Cdn$344,913 of the debentures were repaid to Mrs. Harvey.

              NAME                ORIGINAL PRINCIPAL AMOUNT   ACCRUED INTEREST   UNDERLYING SHARES
              ----                -------------------------   ----------------   -----------------
Marlowe Harvey(a)...............        Cdn$4,113,105               $  0             3,343,988
Thomas S. Hendricks(b)..........        Cdn$  984,000               $  0             1,306,036
Melvin Martin(c)................        Cdn$1,103,214               $  0               896,922

---------------

(a) Owned of record by Mr. Harvey's wife, Judy Harvey and entities affiliated with or controlled by Mr. Harvey. Of these debentures, Mrs. Harvey is holding Cdn$1,103,214 for the benefit of Mr. Martin. Mrs. Harvey disclaims any interest in the debentures (or the shares underlying the debentures) she is holding for Mr. Martin.

(b) Mr. Hendricks acquired these debentures from Mrs. Harvey in settlement of litigation he had brought against Mr. Harvey, not sure if it was against Calais or Harvey.

(c) Mrs. Harvey is holding debentures in this amount for the benefit of Mr. Martin. Mr. Martin disclaims any affiliation with Mrs. Harvey, Mr. Harvey, or entities they control.

  Loans to Calais

     Directors, their family members, or companies controlled by our directors have lent the company funds on various terms and conditions over the last three years as follows:

     - The convertible debentures described above.

     - Cdn$70,000 payable (with interest at 12%) to Mr. Harvey for a loan made by him to Calais for working capital purposes in 2003 which was due May 22, 2003 (paid in August 2003), and which was secured by our inventories and was convertible into our common stock at Cdn$0.60 per share. As consideration to Mr. Harvey for making this loan, we provided him with options to purchase 82,500 shares of stock at an exercise price of Cdn$1.26, exercisable through November, 2004.

     - In June 2003, Thomas S. Hendricks obtained a personal mortgage from a bank using his personal collateral in the amount of US$587,680 in order to permit Calais to meet certain of its obligations. The amount advanced included prepaid interest and fees to the lender of US$87,680, providing a net of US$500,000 funding to Calais. Proceeds of the August 2003 financing were used to repay this amount and to reimburse Mr. Hendricks for his expenses in obtaining this loan. Mr. Hendricks provided this credit facility to us at no cost.

     - From time-to-time during fiscal years ending May 31, 2003 and 2002, and previously, Mr. Hendricks used his personal credit cards to advance funds to Calais as necessary for Calais' working capital purposes. The amounts outstanding that are attributed to Mr. Hendricks at May 31, 2003 and 2002 reflect those amounts together with interest accrued to the credit card issuers. Mr. Hendricks did require Calais to pay his interest expense, but did not charge Calais any other costs or receive any compensation for advancing this credit.

     - The following table sets forth loans from Mr. Hendricks and Mr. Harvey (not including, however, amounts owed pursuant to the convertible debentures).

                                                            AMOUNT OWED BY CALAIS ON
                                                ------------------------------------------------
NAME                            INTEREST RATE   SEPTEMBER 30, 2003   MAY 31, 2003   MAY 31, 2002
----                            -------------   ------------------   ------------   ------------
Tom Hendricks.................        0%               $  0           US$ 94,281     US$ 28,987
Marlowe and Judy Harvey.......       12%               $  0           Cdn$70,000     $        0

  Royalty Interests.

     Based on our understanding with Marlowe Harvey (our chairman and a significant shareholder and creditor), he will own a 5% net smelter royalty interest in the Nevada properties after we have acquired the interests which have not yet been conveyed to us. As discussed above, the title to the Nevada properties is unclear, and we are attempting to determine what steps to take to resolve the issues identified to date and whether there are other issues that must be dealt with. Based on our preliminary determination of the economics of the property, it appears that the existence of the net smelter royalty interest makes the property not economical to develop or mine.

     The majority of the properties that Calais acquired from the former Hendricks Mining Co. ("HMC") in 1998, or acquired within five years thereafter, are subject to net smelter return royalties in amounts varying from 2.0% to 0.5% of net smelter returns in favor of the former shareholders of Hendricks Mining Co. (which include Thomas S. Hendricks (as to 85.354%), Mr. Hendricks' mother (10.101%), and Mr. Hendricks' attorney (4.545%) who has continued as attorney for Calais. The period for which Calais was obligated to make further royalty grants as to new acquisitions expired in April, 2003. The royalty grants now outstanding and of record are effective for a period of 20 years after the date of the grants, with expiration of the royalties beginning in March 2018, and ending in April 2023. These individuals own the net smelter return royalty covering substantially all of the Caribou properties. (The net smelter return does not include properties acquired since April 2003.) Calais, Aardvark, and Mr. Harvey acknowledged the validity of these royalties in the July 2000 settlement of the litigation Mr. Hendricks brought against Mr. Harvey and Aardvark.

  Aardvark Enterprises, Inc.

     Aardvark Enterprises, Inc. is a Washington corporation primarily engaged in the real estate business in Denver and elsewhere. Aardvark is controlled by Marlowe Harvey and his wife, Judy Harvey. Shortly after the acquisition of the Hendricks Mining Co. assets by Calais in 1998, Calais encountered a cash shortfall which would have prevented it from exercising an advantageous option to acquire the Caribou Mine properties, and to continue its drilling program at the Caribou project.

     The necessary funds were advanced by Aardvark from Aardvark's sale of unrelated real estate, including $500,000 plus costs to acquire the Caribou properties and additional funds to continue the drilling programs. Aardvark completed the sales and the acquisition of its interest in the Caribou properties in a tax-deferred sec.1031 exchange. The entire Aardvark interest in the Caribou properties is subject to exploration and mining concessions in favor of Calais, and a contractual right held by Calais to re-acquire the properties on terms described in a July 2000 agreement reached to settle litigation brought by Mr. Hendricks against Mr. Harvey and Aardvark. (Originally the transaction was structured differently, including a promissory note from Aardvark to Calais in the amount of US$2,300,000, a deed of trust securing Calais' interest in the Aardvark ownership, and other relationships between Calais and Aardvark. The settlement agreement clarified these relationships and provides that Calais has the right to reacquire the claims held by Aardvark for a debenture (which Calais has already paid to Aardvark) and for a payment from Calais to Aardvark in an amount "equal to pay the capital gains triggered by the" reconveyance of the property to Calais. (The cash payment will be deducted from the debenture.) Although the original agreement estimated the payment to be about US$750,000, currently the parties estimate the tax obligation (which would arise as a result of the deferred capital gains as a result of the sec.1031 exchange) to be about US$500,000. The settlement agreement provides that Calais will have an unlimited time to exercise its option for transfer.

  Litigation

     In 2000, Thomas Hendricks brought litigation against Marlowe Harvey, Aardvark, and Calais relating to certain information allegedly not disclosed to Mr. Hendricks at the time that his company, HMC, was acquired by Calais. Generally the complaints related to interests that Calais had in property in Mexico and the lack of funding for continuing exploration of the Caribou properties. The parties resolved this litigation shortly after it was commenced by entering into a mutual release and settlement agreement. As a result of the agreement,

          a. Mr. Harvey paid certain funds to Mr. Hendricks;

          b. Mr. Harvey's wife transferred a Cdn$984,000 debenture (which had been issued to her by Calais) to Mr. Hendricks;

          c. Calais reimbursed Mr. Hendricks for one-half of his legal expenses incurred in bringing the litigation;

          d. Calais agreed to sell its interest in the mining equipment located in Mexico and apply the funds to repayment of Calais' obligations;

          e. Aardvark agreed to transfer its interest in the Caribou properties to Calais as described above;

          f. Calais agreed to honor the royalties granted to the former HMC shareholders;

          g. Mr. Harvey agreed to resign as president and chief executive officer of Calais and Mr. Hendricks agreed to accept appointment to those positions; and

          h. Mr. Hendricks has a right to approve financing for Calais' development of the Caribou properties.

     Since the beginning of the last completed financial year of the Company, no Director, senior officer, proposed nominee for Director or any associate or affiliate of any of them has been indebted to the Company for other than routine indebtedness except as described in the preceding information.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors selected the independent accounting firm of KPMG, LLP, with respect to the audit of our consolidated financial statements for the year ended May 31, 2004, as well as many prior fiscal years. A representative of KPMG is not expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

     Our principal accountant, KPMG LLP, billed us aggregate fees in the amount of approximately Cdn$25,000 for the fiscal year ended May 31, 2003 and approximately Cdn$29,000 for the fiscal year ended May 31, 2002. These amounts were billed for professional services that KPMG LLP provided for the audit of our annual financial statements, review of the financial statements included in our report on Form 20-F, review of the financial information contained in our filings made pursuant to Canadian regulatory requirements, and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

AUDIT-RELATED FEES

     KPMG LLP billed us no fees for the fiscal years ended May 31, 2003 and 2002 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

TAX FEES

     KPMG LLP billed us aggregate fees in the amount of approximately Cdn$7,000 for the fiscal year ended May 31, 2003 and approximately Cdn$7,000 for the fiscal year ended May 31, 2002, for tax compliance, tax advice, and tax planning.

ALL OTHER FEES

     KPMG LLP billed us no fees for the fiscal years ended May 31, 2003 and 2002 for other fees.

AUDIT COMMITTEE'S PRE-APPROVAL PRACTICE

     Section 10A(i) of the Securities Exchange Act of 1934 prohibits our auditors from performing audit services for us as well as any services not considered to be "audit services" unless such services are pre-approved by the audit committee of the Board of Directors, or unless the services meet certain de minimis standards. The audit committee does not have a charter and consequently has not adopted a formal pre-approval policy. KPMG was pre-approved to perform the 2003 audit.

     The Board of Directors has considered the information described above and believes that it is compatible with maintaining the principal accountant's independence.

     Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.

                          PROPOSALS FROM SHAREHOLDERS

     Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Calais Resources, Inc.,
Attention: Corporate Secretary, 8400 E. Crescent Parkway, Suite 675, Greenwood Village, CO 80111 and we must receive the proposals by June 1, 2004. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After June 1, 2004, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

                         ANNUAL REPORT TO SHAREHOLDERS

     This proxy statement is being accompanied by our annual report to shareholders. The annual report to shareholders does include our audited financial statements.

                           ANNUAL REPORT ON FORM 20-F

     Our Annual Report on Form 20-F for the year ended May 31, 2003, and other reports we have filed under the Securities Exchange Act of 1934 are available to any shareholder at no cost upon request to: Corporate Secretary, 8400 E. Crescent Parkway, Suite 675, Greenwood Village, CO 80111, or by telephone:
720-529-9500, or through the Internet at www.sec.gov.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                          By Order of the Board of Directors:

                                          CALAIS RESOURCES, INC.
                                          Thomas S. Hendricks, President

PROXY                        CALAIS RESOURCES, INC.                        PROXY
                      8400 E. CRESCENT PARKWAY, SUITE 675
                          GREENWOOD VILLAGE, CO 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas S. Hendricks, as Proxy, with the power to appoint his substitute, and hereby authorizes him to vote, as designated below, all of the shares of Common Stock of CALAIS RESOURCES, INC. held of record by the undersigned on November 13, 2003, at the Annual Meeting of Shareholders to be held on December 18, 2003 and at any adjournments or postponements thereof.

1.          ELECTION OF DIRECTORS FOR  [ ]                    WITHHOLD AUTHORITY  [ ]
               all nominees listed below               to vote for all nominees listed below
       (Except as marked to the contrary below)
(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

  Thomas S. Hendricks  [ ]   Art Daher  [ ]   Melvin Martin  [ ]

2. Ratify the appointment of KPMG, LLP as the auditors for Calais Resources, Inc.

               FOR  [ ]         AGAINST  [ ]         ABSTAIN  [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES AND WILL ABSTAIN FROM VOTING ON ALL OTHER MATTERS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

     Please check here if you plan to attend the Annual Meeting:  [ ]


                                                            Signature
                                                                     -------------------------------------------


                                                            Date:
                                                                 ---------------------------------------- , 2003



                                                            ----------------------------------------------------
                                                            Signature if held jointly

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     CARD PROMPTLY IN THE ENCLOSED ENVELOPE